FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AGEX THERAPEUTICS, INC.

    The undersigned, AgeX Therapeutics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, for the purpose of amending and restating its Certificate of Incorporation in its entirety, DOES HEREBY CERTIFY:

FIRST:     That the current name of the corporation is AgeX Therapeutics, Inc., and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on January 6, 2017, as amended by that Certificate of Amendment filed on December 8, 2022, and as further amended by that Second Certificate of Amendment filed on March 14, 2024.
SECOND:    That at a meeting of the board of directors (the “Board”) of AgeX Therapeutics, Inc., the Board approved, subject to approval by the stockholders, The First Amended and Restated Certificate of Incorporation of this corporation attached hereto as Exhibit A.
THIRD:    That thereafter, pursuant to a resolution of the Board, a meeting of the stockholders of said corporation was dully called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of The First Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A.
FOURTH:    The First Amended and Restated Certificate of Incorporation of this corporation as set forth in Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.
FIFTH:    The First Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A and is incorporated herein by reference.
    IN WITNESS WHEREOF, this corporation has caused this First Amended and Restated Certificate of Incorporation to be signed by its Interim Chief Executive Officer and duly authorized on the 26th day of March, 2024.

AgeX Therapeutics, Inc.

By:     /s/ Steve Ledger
Steve Ledger
As its Interim Chief Executive Officer

EXHIBIT A
FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SERINA THERAPEUTICS, INC.

Article 1
Name
The name of the corporation is Serina Therapeutics, Inc.
Article 2
Address
The address of the registered office of the corporation in the State of Delaware is 108 Lakeland Ave., Dover, DE, 19901 in Kent County. The name of its registered agent at such address is Capitol Services, Inc.
Article 3
Purpose
The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
Article 4
Capital Stock
4.1 Authorized Shares. The corporation is authorized to issue two classes of stock, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is forty million (40,000,000), with a par value of $0.0001 per share. The number of shares of Preferred Stock which the corporation is authorized to issue is five million (5,000,000), with a par value of $0.0001 per share.
4.2 Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors (the “Board of Directors”) of the corporation, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:
(i)    The number of shares constituting that series and the distinctive designation of that series;

(ii)    The dividend rate or rates on the shares of that series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(iii)    Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(iv)    Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(v)    Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;
(vi)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(vii)    The rights of the shares of that series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
(viii)    Any other relative rights, powers, and preferences, and the qualifications, limitations and restrictions thereof, of that series.
4.3 Voting Rights. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the corporation on all matters on which stockholders are entitled to vote generally. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).
4.4 No Class Vote on Changes in Authorized Number of Shares. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
Article 5
Board of Directors
5.1 Authority/Number of Directors. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 (including any certificate of designation with respect to any series of Preferred Stock) and this Article 5 relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the precise number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.
5.2 Classified Board of Directors. Subject to the special right of the holders of one or more series of Preferred Stock to elect directors, the Board of Directors, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the corporation following the effective date of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the effective date of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the effective date of this Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the effective date of this Certificate of Incorporation, the successors of the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified. If the number of such directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.
5.3 Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
5.4 Removal. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only by the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock of the corporation entitled to vote thereon, voting together as a single class.
5.5 Election. Elections of directors need not be by written ballot unless the bylaws shall so provide.
5.6 Election by Holders of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Notwithstanding any other provision of this Certificate of Incorporation, except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director shall thereupon cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the corporation shall automatically be reduced accordingly.
Article 6
Limitation of Director and Officer Liability
6.1 Limitation of Liability. To the fullest extent that the General Corporation Law of the State of Delaware or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors and officers, no director of the corporation, and with respect to officers serving as such on or after the effective date of this Certificate of Incorporation, no officer of the corporation, shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.
6.2 Effect of Amendment. Neither the amendment nor repeal of this Article 6, or any portion thereof, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal. adoption, or modification.
Article 7
Meetings of Stockholders
7.1 No Action by Consent. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent or consents (written, electronic, or otherwise) of such stockholders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken by consent, without a meeting, without prior notice and without a vote, but only if that right is expressly provided by this Certificate of Incorporation (including any certificate of designation relating to that series of Preferred Stock).
7.2 Annual Meetings. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.
7.3 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the chair of the Board of Directors. Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.
7.4 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner and to the extent provided in the bylaws of the corporation.

Article 8
Amendment of the Certificate of Incorporation and Bylaws
8.1 Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles 5, 6, 7, 8, and 9 may be altered, amended or repealed in any respect (including by merger, division, conversion, transfer, domestication, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the capital stock of the corporation entitled to vote generally in an election of directors, voting together as a single class.
8.2 Bylaws. In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized to make, alter, amend and repeal the bylaws of the corporation subject to the power of the stockholders of the corporation to alter, amend or repeal the bylaws; provided, however, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the capital stock of the corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to make, alter amend or repeal the bylaws of the corporation or to adopt any provision inconsistent therewith.

Article 9
Corporate Governance Matters
9.1 Validity and Construction. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the corporation to the fullest extent permitted by law.
9.2 Forum Selection. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the corporation or any current or former director or officer of the corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the bylaws (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America.
In addition to the above, if any action the subject matter of which is within the scope of this Section 9.2 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 9.2 (an “Enforcement Action”), and (b) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2 and this Certificate of Incorporation. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions.